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                                                                    EXHIBIT 99.1
                              ELECTROMEDICS, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned shareholder hereby appoints F. JAMES LYNCH and RICHARD B. CARLOCK and each of them as proxies, each with full power of substitution, to vote as designated below all shares of common stock of Electromedics, Inc. held of record as of March 10, 1994, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on April 25, 1994, at 10:00 a.m., local time, at the Sheraton Denver Tech Center Hotel, 4900 DTC Parkway, Denver, Colorado, and at any adjournment or adjournments thereof, upon the following matters:

    Proposal to approve the Plan of Merger providing for the merger of Electromedics, Inc. with and into MDT Acquisition Corp., with MDT Acquisition Corp. to be the surviving corporation and a wholly-owned subsidiary of Medtronic, Inc., a copy of which Plan of Merger is attached as Appendix A to the Proxy Statement/Prospectus for the Special Meeting.

              / / FOR         / / AGAINST         / / ABSTAIN

            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)
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    This proxy will be voted as specified  by the shareholder, but if no  choice is specified, this proxy will be voted FOR approval of the Plan of Merger.

    IMPORTANT: Please sign exactly as name or names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.
Dated: ___________________
                         _______________________________________________________
                         (Please sign name exactly as it appears hereon)
                         _______________________________________________________
                         (Signature of joint owner, if any)

                          PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF AN ENVELOPE IS NOT ENCLOSED OR HAS BEEN MISPLACED, PLEASE RETURN THIS COMPLETED PROXY TO NORWEST BANK MINNESOTA, N.A., STOCK TRANSFER DEPARTMENT, P.O. BOX 119, SOUTH SAINT PAUL, MINNESOTA 55075-9988.